UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 23, 2013

United Security Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street
Post Office Box 249
Thomasville, Alabama 36784
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (334) 636-5424

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Robert D. Steen and Appointment of Thomas S. Elley (Items 5.02(b) and (c))

On September 23, 2013, Robert D. Steen, the Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer, and Assistant Secretary of United Security Bancshares, Inc. (“USBI”) and the Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary of USBI’s subsidiary bank, First United Security Bank (“FUSB”; USBI and FUSB are hereinafter collectively referred to as the “Company”), notified the Company of his decision to retire from these positions, effective December 31, 2013.

Additionally, on September 23, 2013, the Board of Directors of the Company voted to appoint Thomas S. Elley to be Mr. Steen’s successor as USBI’s Principal Financial Officer and Principal Accounting Officer.  Mr. Elley will have the same titles as those previously held by Mr. Steen – Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer, and Assistant Secretary of USBI and Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary of FUSB.  Mr. Elley is expected to commence employment with the Company on October 15, 2013 and will assume the duties and responsibilities of these positions at that time.  Until his retirement on December 31, 2013, Mr. Steen will remain with USBI as Vice President and with FUSB as Executive Vice President.

Mr. Elley, age 42, has extensive prior experience in the financial and banking industries.  Since May 2013, Mr. Elley has been employed as Vice President, Accounting Policy Manager and Line of Business Controller at Regions Financial Corporation in Birmingham, Alabama.  From January 2000 to August 2010 and from April 2011 to May 2013, Mr. Elley was Senior Manager in the audit practice of Deloitte & Touche LLP, where he focused on Securities and Exchange Commission reporting, regulatory accounting and internal control audits under the Sarbanes-Oxley Act of 2002.  From August 2010 to March 2011, Mr. Elley held the position of Impaired Loan Accounting Specialist with Iberiabank Corporation in Birmingham, Alabama.  Mr. Elley also has prior experience as a compliance officer and loan analyst for financial institutions.  Mr. Elley holds a Bachelor of Science Degree in Business Administration from Ambassador University in Big Sandy, Texas and a Master’s Degree in Business Administration from the University of Alabama at Birmingham.  Mr. Elley is a Certified Public Accountant.

Mr. Elley will be paid an initial base salary of $175,000 annually.  Additionally, Mr. Elley will receive a $40,000 signing bonus, which will be paid in four payments of $10,000 each on October 1, 2013, January 1, 2014, April 1, 2014 and July 1, 2014.  Mr. Elley will be eligible to participate in USBI’s 2013 Incentive Plan, and, as an inducement to join the Company, Mr. Elley will receive a one-time grant of 1,500 fully-vested shares of USBI common stock, to be awarded after January 1, 2014, but not later than February 1, 2014.  Mr. Elley will be also eligible to participate in the Company’s Executive Incentive Plan beginning January 1, 2014, pursuant to which he may earn up to 45% of his base salary upon the satisfaction of certain performance objectives established by the Board of Directors.  Mr. Elley will be eligible to participate in any defined contribution plan, insurance program and medical or other health benefit plan sponsored by the Company, subject to the eligibility and participation requirements of such plans.  He will be entitled to 9 paid vacation days for the Company’s 2013-2014 vacation year (April 1-March 31) and 15 paid vacation days for each vacation year thereafter.  The Company will provide Mr. Elley with a Company-owned automobile and reimbursement of reasonable expenses in operating such an automobile.  There is no written employment agreement between Mr. Elley and the Company.

There are no arrangements or understandings between Mr. Elley and any other person pursuant to which he was appointed to the positions described above.  There are no family relationships between Mr. Elley and any director or executive officer of the Company.  Mr. Elley is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On September 24, 2013, the Company issued a press release announcing the retirement of Mr. Steen and the appointment of Mr. Elley to the positions described above.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

	99.1	Press Release dated September 24, 2013.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined by federal securities laws. Statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. USBI undertakes no obligation to update these statements following the date of this report, except as required by law. In addition, USBI, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of USBI’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by USBI with the Securities and Exchange Commission, and forward-looking statements contained in this report or in other public statements of USBI or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to loan demand, growth and earnings potential and the adequacy of the allowance for loan losses for USBI, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 25, 2013	UNITED SECURITY BANCSHARES, INC.

		By:	/s/ Beverly J. Dozier
		Name:	Beverly J. Dozier
Vice President, Secretary and Assistant Treasurer